Exhibit 3.28

BYLAWS OF

[                     ], Inc.,

a California Corporation

i

ii

iii

BYLAWS OF

[                    ], Inc.,

a California corporation

ARTICLE I

OFFICES

Section 1.   PRINCIPAL OFFICE.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business office(s) in the State of California, the board of directors shall fix and designate a principal business office in California.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.   PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or outside of the State of California designated by the board of directors or by the written consent of all persons entitled to vote thereat, which written consent is filed with the Secretary either before or after the meeting.

Section 2.   ANNUAL MEETING.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. The date so designated shall be within 15 months following the last annual meeting. At each annual meeting directors shall be elected, and any other proper business may be transacted.

Section 3.   SPECIAL MEETING.  A special meeting of the shareholders may be called at any time, subject to the provisions of Sections 4 and 5 of Article II of these Bylaws, by the board of directors, the chairman of the board, the president, or by holders of shares entitled to cast not less than 10% of the votes at such meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the place, date and hour of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4.   NOTICE OF SHAREHOLDERS’ MEETINGS. Subject to the provisions of the foregoing Section 3, all notices of meetings of shareholders shall be sent or otherwise given in accordance with Article II, Section 5 of these Bylaws not less than 10 (or, if sent by third-class mail, not less than 30) nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of mailing the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this Section 4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the “Code”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

Section 5.   MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.  Notice of any meeting of shareholders shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, notice may be sent by third class mail, or other means of written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder at the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

An affidavit of the mailing of any notice or report in accordance with the provisions of this Section 5, executed by the secretary, assistant secretary, or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice or report and shall be filed and maintained in the minute book of the corporation.

Section 6.   QUORUM.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.   ADJOURNED MEETING; NOTICE.  Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum (except as set forth in Section 6 of this Article), no other business may be transacted at that meeting. Notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case notice of any such adjourned meeting shall be given in the same manner as notice of the original meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 8.   VOTING.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Section 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which he is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.

The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit if the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice at the meeting and prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may so cumulate their votes for the candidates in nomination. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

Section 9.   WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of the proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

Section 10.   SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors (that has not been filled by action of the directors) by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been required, the secretary shall give prompt notice (in the same manner specified in Section 5 of this Article II) of the corporate action approved by the shareholders without a meeting to those shareholders entitled to vote who have not consented to in writing. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the code, (ii) indemnification of “agents” of the corporation, pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least 10 days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

Section 11.   RECORD DATE FOR SHAREHOLDER NOTICE. VOTING AND GIVING CONSENTS.  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting, and in such event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

If the board of directors does not so fix a record date:

(a)           The record date for determining shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the date on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Article VII, Section 1 of these bylaws.

Section 12.   PROXIES.  Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed or an electronic transmission authorized by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder, or his or her attorney in fact.

A duly executed proxy shall continue in full force and effect unless revoked by the person executing it before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or if written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise expressly provided in the proxy. The revocability of a proxy that states on its face it is irrevocable shall be governed by the provisions of Section 705(e) and 705(f) of the Code.

Section 13.   INSPECTORS OF ELECTION.  Prior to any meeting of shareholders, the board of directors may appoint any persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

The duties of the inspectors shall include:

(a)           Determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; and the authenticity, validity, and effect of proxies;

(b)           Receiving votes, ballots, or consents;

(c)           Hearing and determining all challenges and questions in any way arising in connection with the right to vote;

(d)           Counting and tabulating all votes or consents;

(e)           Determining when the polls shall close;

(f)            Determining the result; and

(g)           Doing any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

Section 1.   POWERS.  Subject to the Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to such general powers, and subject to the same limitations, the board shall have the power to:

(a)           Select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with the law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service;

(b)           Conduct, manage and control theaffairs and business of the corporation;

(c)           Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(d)           Authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful; and

(e)           Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2.   NUMBER AND QUALIFICATIONS OF DIRECTORS.  The authorized number of directors shall be six (6). After the issuance of shares, this number may be changed only by an amendment to the articles of incorporation or the bylaws approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. After the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, further, that an amendment to these bylaws reducing the fixed number or the minimum number of directors from a number greater than or equal to 5 to a number less than 5 cannot be adopted if the votes cast against the adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Section 3.   ELECTION AND TERM OF OFFICE.  Directors shall be elected at each annual meeting of the shareholders. If any such annual meeting is not held or the directors are not elected at an annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.   REMOVAL.  The entire board of directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Section 5.   RESIGNATION AND VACANCIES.  Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. Vacancies on the board of directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until the director’s death, resignation or removal.

A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares entitled to vote. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 6.   PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  Regular and special meetings of the board of directors may be held at any place within or outside of the State of California which has been designated from time to time by the board or by the person calling the meeting. In the absence of such designation, meetings shall be held at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all directors participating in the meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

Section 7.   ANNUAL MEETING.  Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 8.   OTHER REGULAR MEETINGS.  Other regular meetings of the board of directors shall be held without notice at such place and time as shall from time to time be fixed by the board of directors.

Section 9.   SPECIAL MEETINGS.  Special meetings of the board for any purpose or purposes may be called at any time by the chairman of the board, the president, the secretary or any two directors. Special meetings shall be held upon four days’ written notice by mail, or 48 hours’ notice given personally or by telephone, telegraph, telex, or other similar means, addressed or delivered to each director as appears on the records of the corporation or as may have been designated by the director for purposes of notice. Such notice need not specify the purpose of the meeting.

Section 10.   QUORUM.  A majority of the authorized number of directors constitutes a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), and Section 317 (e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 11.   WAIVER OF NOTICE.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

Section 12.   ADJOURNMENT.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13.   NOTICE OF ADJOURNMENT.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 14.   ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall have the same force and effect as a unanimous vote of the board of directors and shall be filed with the minutes of the proceedings of the board.

Section 15.   FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by the board from time to time.

Section 16.   COMMITTEES OF DIRECTORS.  The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The board may delegate to such committees any of the authority of the board, except with respect to:

(a)           The approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)           The filling of vacancies on the board or on any committee;

(c)           The fixing of compensation of the directors for serving on the board or on any committee;

(d)           The amendment or repeal of bylaws or the adoption of new bylaws;

(e)           The amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f)            A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board; or

(g)           The appointment of any other committees of the board or the members thereof.

ARTICLE IV

OFFICERS

Section 1.   OFFICERS.  The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board, a chairman of the board, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.   ELECTION OF OFFICERS.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by, or if appointed by the Incorporator, ratified (or replaced) by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3.   SUBORDINATE OFFICERS.  The board may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board may from time to time determine.

Section 4.   REMOVAL AND RESIGNATION OF OFFICERS.  Without prejudice to the rights, if any, under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.   VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

Section 6.   CHAIRMAN OF THE BOARD.  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board and exercise and perform such other powers and duties as may from time to time be assigned to him by the board. If there is no president, the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

Section 7.   PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president is the general manager and chief executive officer of the corporation, and subject to the control of the board of directors, has general supervision, direction, and control of the business and the officers of the corporation. The president shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board.

Section 8.   VICE PRESIDENTS.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board or, if not ranked, the vice president designated by the board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors.

Section 9.   SECRETARY.  The secretary shall keep or cause to be kept, at the principal executive office and such other place as the board may direct, a copy of these Bylaws and a book of minutes of all meetings of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by the board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board required by these bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

Section 10.   CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders such financial statements as are required by law or these Bylaws.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

The chief financial officer shall, unless otherwise designated by the Board, be the Treasurer of the corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS

Section 1.   DEFINITIONS. For the purposes of this Article V, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 of this Article V or paragraph (3) of Section 5 of this Article V.

Section 2.   ACTIONS BY THIRD PARTIES. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3.   ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.  The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders.

No indemnification shall be made pursuant to this Section 3:

(1)   In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(2)   Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(3)   Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 4.   MANDATORY INDEMNIFICATION.  To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or Section 3 of this Article V or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.   AUTHORIZATION OF INDEMNIFICATION.  With respect to indemnification under Section 2 or Section 3 of this Article V (but not with respect to indemnification under Section 4 of this Article V), a determination whether indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article V, shall be made by any of the following within ninety (90) days following the conclusion, termination, settlement or other resolution of a proceeding with respect to an agent:

(1)           A majority vote of a quorum consisting of directors who were not parties to such proceeding; or

(2)           If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; or

(3)           Approval of the shareholders (as defined in Section 153 of the Code), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(4)           The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

Section 6.   ADVANCED EXPENSES.  Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article V.

Section 7.   LIMITATIONS.  Except as provided in Section 4 of this Article V or paragraph (3) of Section 5 of this Article V, no indemnification or advance shall be made by the corporation in any circumstance where it appears:

(1)           That it would be inconsistent with a provision of the articles of incorporation of the corporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(2)   That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 8.   OTHER RIGHTS AND REMEDIES.  The indemnification provided by this Article V shall not be deemed exclusive of, and shall not affect, any other rights to which an agent seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; provided, however, that no indemnification shall be provided pursuant to this Article V or otherwise for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 204(a)(10) of the Code or as to circumstances in which indemnification is expressly prohibited by Section 317 of the Code. The indemnification provided by this Article V shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the corporation and the agent who serves in such capacity at any time while these bylaws and other relevant provisions of the Code and other applicable law, if any, are in effect. Any repeal or modification of these bylaws or any such law shall not affect any rights or obligations existing at the time of such repeal or modification.

Section 9.   FUNDING OF INDEMNIFICATION.  The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article V. The company issuing such a policy of insurance may be owned in whole or in part by the corporation if:

(1)           The policy issued is limited to the extent provided by Section 204(a)(11) of the Code; or

(2)           (A) The company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased the policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on the one hand, and some unaffiliated person or persons, on the other hand, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer. The corporation may create a trust fund, grant a security interest or use other means (including, but not limited to, a letter of credit or a pledge of cash or cash equivalent) to ensure the payment of such sums as may be needed to fund indemnification as provided herein.

Section 10.   INDEMNIFICATION OF THIRD PARTIES.  Nothing contained in this Article V shall affect any right to indemnification to which persons other than directors and officers of the corporation may be entitled by contract or otherwise.

Section 11.   SAVINGS CLAUSE.  If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the corporation to procure a judgment in its favor, to the full extent permitted by any applicable portion of this Article V or as permitted by any other applicable law, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VI

RECORDS AND REPORTS

Section 1.   INSPECTION OF SHARE REGISTER.  The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation (or who hold at least 1% of such voting shares and have filed a schedule 14-B with the S.E.C.) relating to the election of directors of the corporation can (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five business days’ prior written demand upon the corporation, and/or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection and copying on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2.   MAINTENANCE AND INSPECTION OF BYLAWS.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in the State of California, the secretary of the corporation shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

Section 3.   MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.  The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board shall be kept at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interest as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4.   INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.   ANNUAL REPORT TO SHAREHOLDERS.  The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived (so long as this corporation has less than 100 shareholders), but nothing herein shall be interpreted as prohibiting the board from issuing annual or other periodic reports to shareholders of the corporation.

ARTICLE VII

GENERAL CORPORATE MATTERS

Section 1.   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in that case only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the 60th day before the date of that action, whichever is later.

Section 2.   CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the board of directors.

Section 3.   CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED.  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purposes or for any amount.

Section 4.   CERTIFICATES FOR SHARES.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board, president, or vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5.   LOST CERTIFICATES.  Except as provided in this Section, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board, in case any share certificate or certificate for any other security is lost, stolen or destroyed, may authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 6.   REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 7.   CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VIII

AMENDMENTS

Section 1.   AMENDMENT BY SHAREHOLDERS.  New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2.   AMENDMENT BY DIRECTORS.  Subject to the rights of the shareholders as provided in Section 1 of this Article, bylaws, other than a bylaw or an amendment of bylaws changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended, or repealed by the board of directors.

Section 3.   RECORD OF AMENDMENTS.  Whenever an amendment or new bylaw is adopted, it shall be copied in the minute book with the original bylaws. If any bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in the minute book.